UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2010

ENERJEX RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30234	88-0422242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Corporate Woods, Suite 350 10975 Grandview Drive Overland Park, KS	66210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 754-7754

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On October 30, 2010, the Registrant entered into a binding letter of intent (the “LOI”) with J&J Operating, LLC (“J&J”); West Coast Opportunity Fund, LLC (“WCOF”); Montecito Venture Partners, LLC, a controlled affiliate of WCOF (“MVP”); and Black Sable Energy, LLC, a controlled affiliate of MVP (“BSE”)(collectively J&J, WCOF, MVP and BSE are referred to as the “Acquisition Parties”) under which the parties will negotiate the terms on which the Registrant may acquire certain assets owned by the Acquisition Parties.

In accordance with the LOI, and subject to the completion of legal due diligence by the Registrant and the Acquisition Parties, the parties agree that the terms and conditions of the acquisitions shall be as set forth in certain formal definitive agreements (“Definitive Agreements”), to be negotiated and entered into by and between the parties on or prior to November 30, 2010.   There are numerous conditions that need to be satisfied in order for the contemplated transactions to proceed, including but not limited to agreements with third parties over which the Registrant and the other parties to such transactions have no control.   It is unclear whether those conditions will be satisfied, and consequently it is unclear if those contemplated transactions will ever close.

The Registrant is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative acquisition proposals. However, the no-shop provision is subject to a customary “fiduciary-out” provision which allows the Registrant under certain circumstances, and subject to certain conditions, to provide information to and participate in discussions with third parties with respect to certain unsolicited alternative acquisition proposals that the board of directors has determined would, if consummated, result in a transaction more favorable to the Registrant’s stockholders than the transaction contemplated by the LOI and is reasonably likely to be completed on the terms proposed on a timely basis.

The LOI contains certain rights for the Registrant and the Acquisition Parties. Upon breach or termination of the LOI under specified circumstances, the Registrant may be required to pay WCOF a break-up fee. If the Registrant is required to pay a break-up fee as a result of the Registrant breaching the terms of the LOI, the Definitive Agreements or entering into an alternative acquisition agreement, the amount of the break-up fee is $750,000.

The foregoing description of the LOI and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the LOI attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Binding Letter of Intent dated October 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.

By:	/s/ Steve Cochennet
Steve Cochennet, Chief Executive Officer

Date: November 4, 2010